UNITED STATES
 SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

FILED BY THE REGISTRANT ☐
FILED BY A PARTY OTHER THAN THE REGISTRANT ☒
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☐	Definitive Proxy Statement
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Osteotech, Inc.

(Name of Registrant as Specified In Its Charter)

Heartland Advisors, Inc.
Spencer Capital Opportunity Fund, LP
Spencer Capital Management, LLC
Spencer Capital Partners, LLC
Boston Avenue Capital LLC
Gary L. Alexander
Michelle Rachael Forrest
Michael J. McConnell
Kenneth H. Shubin Stein, M.D.

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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Spencer Capital Opportunity Fund, LP; Boston Avenue Capital LLC and Heartland Advisors, Inc. (the “Concerned Osteotech Stockholders”), together with the other participants named herein, are filing materials contained in this Schedule 14A with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for the election of its slate of director nominees at the 2010 annual meeting of stockholders (the “Annual Meeting”) of Osteotech, Inc. (the “Company”). The Concerned Osteotech Stockholders have made a definitive filing with the SEC of a proxy statement and accompanying WHITE proxy card to be used to solicit votes for the election of its slate of director nominees at the Annual Meeting.

Item 1: On August 10, 2010, the Concerned Osteotech Stockholders presented the following slide presentation to Institutional Shareholder Services:

The Concerned Osteotech Stockholders

Osteotech, Inc.

A Matter of Trust

Investor Presentation

2010

Confidential

The Problem:

Poor Board oversight of Management has led to ineffective planning and execution which has significantly eroded shareholder value.

Reasons For Failure:

1.

The Board has failed in its obligation to oversee Management

2.

The financial performance of Osteotech has been troubling

3.

The Board’s interests are not aligned with those of shareholders

4.

The Company has displayed deplorable corporate governance

A Call for Change

Examples:

Poor stock price performance

The Company has become unprofitable

Loss of major customers

Lack of growth initiatives

Delayed and failed new product launches

1.

The Board has failed in its obligation to oversee Management and responsibility for poor management performance rests with the Board.

Reasons for Failure

Poor Stock Price Performance

As of August 5, 2010, the stock price has declined by 28% since Mr. Owusu-Akyaw took over as CEO.

Mr. Owusu-Akyaw was previously COO from July 2004 to January 2006, when he was appointed CEO.

He has been a member of the board during his entire tenure with Osteotech

The stock price has declined over several meaningful time periods:

91% decline since its all time high of $40.44 in May of 1999;

36% decline since the rejection of the MTF proposal on August 29, 2005; and

55% decline since its five-year high of $8.34 in April of 2007.

The Company Has Become Unprofitable

Osteotech’s poor planning has put it in a position where it has no margin for error:

In 2009, the Company became unprofitable and as a result has burned through most of its cash.

Osteotech lost $4.0 million in 2009, compared to a profit of $2.2 million in 2008, a decline of over 300%.

Osteotech had Cash and Cash Equivalents of $18.8 million at the end of 2008. This number declined to $10.7 million at the end of 2009.

Loss of Major Customers

Current Management headed by Mr. Owusu-Akyaw failed to renew profitable contracts.

Loss of Musculoskeletal Transplant Foundation (MTF) contract:

MTF contract expired in December 2008 and was not renewed.

MTF accounted for 20%, 16% and 14% of total revenue in 2006, 2007 and 2008 respectively. MTF revenue for 2009 is not available.

The Client Service segment, which was a highly profitable segment within Osteotech, generated much of its revenue from MTF. This segment generated operating income of $4.24 million, $5.74 million and $4.45 million in 2006, 2007 and 2008, respectively.

In 2009, the Client Services segment generated only $1.2 million in operating profit.

Loss of Major Customers

Loss of Smith & Nephew contract:

Smith & Nephew contract expired in March 2009 and was not renewed.

Smith & Nephew distributed private label form of the Company’s proprietary
Demineralized Bone Matrix (DBM) tissue line.

The Company recognized $0.5 million of revenue from this customer in the first quarter of 2008.

If annualized, we believe Smith & Nephew generated $2.0 million in 2008 revenue.

Lack of Growth Initiative

Under the leadership of Mr. Owusu-Akyaw, Osteotech failed to introduce new products and failed to articulate a strategic vision for the Company.

The Company introduced only four products from 2006 to 2009. These products are reported under the Hybrid/Synthetic segment, which only generated $3.6 million in revenues in 2009, approximately 3.7% of total revenue.

The Company only had a limited launch for Plexur P in 2007, generating a mere $1.0 million and $2.3 million for 2007 and 2008, respectively.  Data is not available for 2009.

The Company failed to launch several new products, including Duratech.

In contrast, during this period from 2006 to 2008, the Company’s major competitor, Medtronics, grew its revenue nearly 20%. Medtronics’ BMP product, which received FDA approval in 2002, generates revenue well over $800 million.

Delayed Launch of Plexur P

Plexur P failed to gain the expected traction in the market because Management failed to recognize the target area application.

Initially, Plexur P was focused on application of the spine, but after approximately two years, Management realized that the product was suitable for foot and ankle procedures.

In Q2 2009, Management admitted the failure of the product as a result of the wrong focus of the product. Therefore, management had to re-launch Plexur P focusing on foot and ankle procedures.

Plexur P, which was initially expected to be launched in late 2006, but was not fully launched with the appropriate focus until 2009.

Lack of Board oversight and focus cost stockholders value.

Delayed Launch of Plexur M

What did Management promise?

Launch of Plexur M product was initially targeted for release before mid 2007, as commented by Management during Q4 2005 conference call (March 31, 2006).

During Q3 2006 conference call (November 3, 2006), launch date of Plexur M was extended to 2H 2007.

During Q2 2009 conference call (July 30, 2009), full launch of the product was extended to Q4 2009.

During Q1 2010 conference call (May 10, 2010), Management finally announced that national launch of product was underway.

What did Management deliver?

Limited launch in Q2 2009

National launch did not take place until Q1 2010

Failed Launch of Duratech

What did Management promise?

Launch of Duratech product was initially announced in 2007 10-K (March 12, 2008).

During Q1 2008 conference call (May 1, 2008), launch date of Duratech was extended to mid 2009.

During Q1 2009 conference call (May 1, 2009), Management stated their expectations of filing for 510(k) for FDA clearance by Q3 2009, and revised the commercial release of
Duratech to Q4 2009.

On Jan 14, 2010, CEO commented that Management “hopes” to launch Duratech in mid
2010.

During Q1 2010 conference call (May 10, 2010), Management stated that the FDA had requested additional information, which management anticipates responding prior to the early August deadline.

What did Management deliver.?

The Company did not file 510(k) for FDA approval until December 17, 2009.

To date, the Company has NOT launched the product.

Lack of Board oversight and focus cost stockholders value.

Delayed Launch of Magnifuse

What did Management promise?

Launch of Magnifuse (Enhanced DBM) product initially announced during Q4 2005 conference call (March 31, 2006).

During Q4 2008 Conference Call (March 5, 2009), launch date of Magnifuse was extended to mid 2009 and full commercial launch by November 2009.

What did Management deliver?

The Company received the 510(k) FDA approval on October 16, 2008.

Magnifuse, which is expected to meet the competitive challenges of BMP, was not fully launched until April 2010.

The Board and management consistently overpromise and consistently fail to deliver.

It is unbelievable to us that a Board would allow such a consistent pattern of missed product launches without taking some action.

2. Poor Financial Performance

Reasons for Failure

Poor Revenue Generation

Inability to Enhance Shareholder Equity(1)

(1) Shareholder equity on a per share basis

0

1

2

3

4

5

6

2004

2005

2006

2007

2008

2009

OSTE

0

1

2

3

4

5

6

2004

2005

2006

2007

2008

2009

RTIX

0

2

4

6

8

10

2004

2005

2006

2007

2008

2009

NUVA

0

2

4

6

8

10

12

2004

2005

2006

2007

2008

2009

EXAC

Poor Return on Equity

Source: Worldscope

ROE has been virtually nonexistent.

-

30.00%

-

20.00%

-

10.00%

0.00%

10.00%

20.00%

30.00%

40.00%

1999

2001

2003

2005

2007

2009

ROE

MDT (Avg: 21.1%)

OSTE (Avg: 0.5%)

Poor Return on Assets

Source: Worldscope

ROA has lagged behind competitors for the past several years.

-

30.00%

-

20.00%

-

10.00%

0.00%

10.00%

20.00%

30.00%

1999

2001

2003

2005

2007

2009

ROA

MDT (Avg: 13.3%)

OSTE (Avg: 0.3%)

ROIC was abysmally low for the past several years.

Despite this poor performance the Board raised management's salaries in 2008 and 2009.  We do not believe a truly independent Board would have done so.

Poor Return on Invested Capital

Source: Worldscope

18

-

30.00%

-

20.00%

-

10.00%

0.00%

10.00%

20.00%

30.00%

ROIC

MDT (Avg: 16.9%)

OSTE (Avg: 1.2%)

Declining Margins

Source: Worldscope

-

40.00%

-

20.00%

0.00%

20.00%

40.00%

60.00%

80.00%

100.00%

1999

2000

2001

2002

2003

2004

2005

2006

2007

2008

2009

Margins on Revenue

OSTE Gross Margin

OSTE Operating Margin

MDT Gross Margin

MDT Operating Margin

Underperforming Segments

Spinal Allograft
segment

Generated $20.0 million revenue in 2004, which accounted for 22.5% of total revenue.
2009 revenue declined to $7.6 million and accounted for less than 8% of total revenue.

Operating income showed minimal improvement from $0.9 million in 2004 to $1.0 million in 2009.

Client Service
segment

Generated $13.4 million revenue in 2004, which accounted for 15% of total revenue.
2009 revenue declined to $2.1 million and accounted for 2% of total revenue

Operating income touched peak profit of $5.7 million in 2007 and declined to  $1.2 million in 2009.

Client segment  generated most of the revenue from MTF contract. Contract expired in December 2008 and was not renewed.

Traditional
Tissue segment

Generated $6.2 million in revenue in 2004, which accounted for 7% of total revenue. 2009 revenue increased to $21.5 million and accounted for 22% of total revenue.

The segment’s operating income improved from a loss of $1.1 million in 2004 and touched the peak operating profit of $5.9 million in 2006, and declined to the current operating profit of $1.3 million.

Even though this is the second largest segment within the Osteotech, this segment generates meager operating income.

The Company’s largest segments have been underperforming consistently for the past several years.

Bumpy Road Ahead For Core Segment

Demineralized Bone Matrix (DBM) segment is the largest segment within Osteotech contributing nearly 60% of total revenue.

DBM segment, which generated revenue of $57.5 million in 2006, realized revenue of  $56.8 million in 2009. DBM segment’s operating income has been flat from 2006 to 2009.

Pricing pressure: DBM segment revenue was negatively impacted in 2008, compared to
2007, due in part to a decline in the average selling prices. The same environment prevailed during the first half of 2009.

According to the industry report presented by ‘Orthopedic Network News’, DBM doesn’t have any encouraging growth prospects.

3. Board’s Interests Are Not Aligned with Shareholders’
Interests

Reasons for Failure

 Why the Current Board’s Interests Are Not
Aligned with Shareholders’

Name

Number of shares
owned (excluding
options)

Percent of class

Sam Owusu-Akyaw

329,766

1.8%

Kenneth P. Fallon, III

225,250

1.2%

Stephen S. Galliker

50

<1%

Dr. Cato T. Laurencin

10,000

<1%

Robert J. Palmisano

35,000

<1%

James M. Shannon

15,000

<1%

Osteotech’s five non-employee Directors collectively own only 1.8% of the
Company’s outstanding shares.

No insider buying in the open market by the Board and Senior Management members in 2009.

In contrast, the Concerned Stockholders of Osteotech own 23.9% and our
interests are directly aligned with the shareholders’ interests.

4.

The firm has displayed deplorable corporate governance.

Examples:

Excessive management compensation

Outrageous golden parachute

Rejection of MTF proposal

Poor corporate governance provisions

Reasons for Failure

Excessive Management Compensation

(thousands)

2007

2008

2009

Name

Title

Total
compensation

Total
compensation

Total
compensation

Sam Owusu-Akyaw

CEO

1,995

501

444

Mark H. Burroughs

CFO

776

298

272

Robert W. Honneffer

EVP, Global operations

764

254

229

Robert M. Wynalek

President, Domestic

799

315

294

Grand total compensation for four executives

4,334

1,368

1,239

 Net income

2,617

2,203

-4,017

Total compensation as a % of net income

166%

62%

-NA-

For the last two years in which the Osteotech was profitable, the top four executives’ total salaries were between 62% and 165% of net income.

The board approved base salary hikes for all top four executives during 2008, when operating profit declined by 21% and two promised product launches were delayed.

Base salary was increased again in 2009 for all top four executives, notwithstanding Osteotech’s continued troubles.

Outrageous Golden Parachute

“Termination for good reason after change in control” would cost the Company
$5.9 million, while net income for 2009 was $(4.0) million.

“Termination without cause after change in control” would cost the Company $7.5 million, which is nearly three times combined net income of 2006 through 2009.

Year

Net Income
(millions)

2009

$(4.02)

2008

$2.20

2007

$2.62

2006

$1.91

26

Name

Year

Base Salary

Target Bonus

Target

Compensation

Dollar

Amount

As a

Percentage of

Target

Compensation

Dollar

Amount

As a

Percentage of

Target

Compensation

Dollar

Amount

As a

Percentage of

Target

Compensation

Sam Owusu-Akyaw

2009

$     414,000

$      207,000

$       621,000

$    935,800

151%

$ 2,211,200

356%

$ 3,051,200

491%

2008

400,000

$

200,000

$

600,000

$

905,800

$

151%

1,965,000

$

328%

2,789,800

$

465%

Mark H. Burroughs

2009

$     257,094

$        89,983

$       347,077

$    308,700

89%

$ 1,272,600

367%

$ 1,533,500

442%

2008

$     248,400

$        86,940

$       335,340

$    299,100

89%

$ 1,144,600

341%

$ 1,403,200

418%

Robert W. Honneffer

2009

$     212,051

$        74,218

$       286,269

$    237,900

83%

$ 1,059,700

370%

$ 1,274,800

445%

2008

$     204,880

$        71,708

$       276,588

$    229,800

83%

$    955,100

345%

$ 1,169,600

423%

Robert M. Wynalek

2009

$     273,954

$        95,884

$       369,838

$    300,800

81%

$ 1,356,700

367%

$ 1,634,700

442%

2008

$     264,690

$        92,642

$       357,332

$    290,600

81%

$ 1,221,500

342%

$ 1,496,700

419%

Termination Without Cause

Termination for Good

Reason after Change in

Control

Termination without Cause

after Change in Control

Rejection of MTF proposal

On August 29, 2005, MTF proposed to acquire all of the Osteotech's outstanding common stock for $6.25 a share in cash. The board rejected the offer stating that the offer price was low and doesn’t value the future growth prospects of Osteotech fully.

On September 2005, MTF mentioned that it was still interested in acquiring
Osteotech and encouraged the Company to negotiate a mutually acceptable proposal. The board failed to negotiate with MTF for a higher price.

The Board, instead of negotiating with the MTF executives, spent nearly $1.9 million (equal to approx. 2.5 % of Market Cap of OSTE on August. 26, 2005, the day
before announcement of MTF’s offer) to defend the bid offered by MTF.

Currently, the stock is trading at approximately $3.70. It has declined by more than
40% from the offer price of $6.25.  Since the Board’s rejection of the MTF proposal, the Company has gone from profitable to unprofitable, making it less attractive to potential acquirers.

Poor Corporate Governance Provisions

The Company postponed the annual meeting.

Delaware law requires the company to hold its annual meeting within 13 months of the prior year's meeting, which was held on June 18, 2009. By holding this year's meeting on
August 23, 2010, the Company is not complying with Delaware law and demonstrating the Board's apparent disregard for the shareholders.

The Board has implemented a number of provisions which clearly conflict with shareholder interests:

Shareholders CANNOT call special meeting

Implementation of a “Poison Pill”: Board adopted “stockholder rights plan” WITHOUT shareholder approval

Implementation of a “Poison Put” provision in the Company’s credit agreement

Low threshold (only a third of shares) to meet quorum requirements at the annual meeting

Our plan would involve an in-depth review of the Company’s business lines.

Our first steps would be:

1.

Improve balance sheet

2.

Maximize returns from core business

3.

Reassess all non-core activity

4.

Explore all alternatives for maximizing stockholder value

A Call for Change

Improve Balance Sheet

Reduce expenses

Explore licensing or selling products to a third party to market and distribute

Grafton has been a cash-cow for the Company; however, it may have a limited shelf life

Explore licensing or selling the product

Determine if core business can be better run and remain profitable for the Company

Explore potential for upfront fee or royalties

Changing the Business Model

Pursue opportunities to license intellectual property of Osteotech to larger corporations that benefit from economies of scale and face minimal SG&A costs

Benefits of licensing model:

Royalty income stream

Capital preservation

Ability to quickly penetrate new markets

Decreased marketing and selling expenses

Ability to explore and analyze the feasibility of new applications of existing products

Licensing model is proven to create shareholder value both in the near- and long-
term through an immediate boost in stock price and improved operational results.

Companies creating royalty revenue through a licensing model have been found to demand a higher multiple.

The following companies derive a large percentage of their revenue from royalties:

Licensing Model Drives Valuation

32

Source: Worldscope

(1) TTM as of 3/31/2010

Company Name

Mcap ($mm)

(1)

EV ($mm)

 (1)

EV/Revenue

 (1)

SurModics, Inc. (NASDAQ: SRDX)

364.7

345.4

4.7

Insite Vision Inc. (OTC: INSV)

39.8

77.5

7.9

Unigene Laboratories (UGNE)

81.1

106.7

8.8

ENTREMED INC (ENMD)

64.5

95.5

18.1

Penwest Pharmaceuticals (PPCO)

109.7

100.9

3.7

Kensey Nash Corporation (KNSY)

238.1

198.3

2.5

SuperGen, Inc. (SUPG)

192.9

90.3

2.1

Osteotech (NASDAQ: OSTE)

70.9

73.6

0.8

Median

95.4

98.2

4.2

Mean

145.2

136.025

6.1

CPEX: Licensing Model Case Study

Prior to April 2010, CPEX was composed of three business segments: Two separate royalty streams (Testim and Serenity) for drug delivery technologies , and R&D for Nasulin, a drug which appeared to be headed for failure.

CPEX continued to report losses as the Company re-invested royalty income into the R&D segment

In 2009, Arcadia Capital Advisors began successful activist campaign to encourage CPEX to end
Nasulin program, and explore strategic alternatives  such as the sale of royalty streams and liquidation of remaining assets, or a sale of the whole Company.

In January 2010, Arcadia Capital Advisors launched a tender offer at $14, a 24% premium and made various proposals to be addressed at the 2010 annual meeting including expansion of
Board of Directors from 5 to 11 members.

In April 2010, CPEX announced it would discontinue Nasulin program; Arcadia Capital Advisors increased its tender offer to $16 per share backed by financing for 94% of the purchase price from Cowen Healthcare Royalty Partners, L.P. in exchange for 65% of Testim royalty payments.

CPEX announced opposition to tender offer and hired RBC to explore strategic alternatives to maximize shareholder value.

Reassess All Non-Core Activity

Evaluate costs and benefits of European outreach and distribution

Reevaluate financial and operational practicality of launching and distributing new products—shed product lines where launch is not feasible in the near-term

Consider divesting non-core assets to increase shareholder value—Wall Street recognizes the value of concentrating on core business segments and its impact on the bottom line

Explore Alternatives for Maximizing
Shareholder Value

Emphasis on a process that involves true representation of shareholder interests.

Management press release issued August 9, 2010 demonstrates continued lack of credibility.

Our nominees have the business and financial expertise
necessary to recover the shareholder value that has been lost during the past several years.

Upon their election, the nominees will initiate a strategic plan to improve the company’s overall performance and maximize value for all of the company’s shareholders.

Why Us?

Nominee

Gary Alexander is the founder and Chief Executive Officer of Palomino Capital, a Montreal,
Canada based alternative asset manager with interests in privately-held companies, real estate and hedge funds. Prior to founding Palomino in January 1994, Mr. Alexander was an associate at
Montreal based By-Lynn Investments from July 1989 to December 1993. Prior to joining By-Lynn,
Mr. Alexander was an associate at the law firm Schulte Roth & Zabel in New York City from
August 1986 to May 1989. Mr. Alexander also serves on the boards of directors of Seventh
Generation, where he serves as Compensation Committee Chairman, ABS Notebooks and RDA
Capital. He holds a Bachelor of Arts degree in Industrial Relations from McGill University and a
J.D. cum laude from The University of Miami School of Law, where he served a Managing Editor of The University of Miami Law Review. He is currently a member of the bar of the State of New
York. Mr. Alexander was selected as a nominee because of his board and compensation committee experience, as well as his general familiarity with corporate finance.

Nominee

Michelle Rachael Forrest served until January 2010 as an associate principal at McKinsey &
Corporation, a consulting company, where she worked since October 2000 specializing in pharmaceuticals and medical products, global public health, and organization practices. Ms.
Forrest joined McKinsey after graduating from Columbia University School of Law with a J.D. in
May 2000. Ms. Forrest earned her B.A. from Stanford University, a Master of Science degree from Oxford University and a Master of Public Health from the Johns Hopkins School of Public
Health. Ms. Forrest was selected as a nominee because of her expertise in advising life sciences clients on corporate matters.

Nominee

Michael J. McConnell is the Chief Executive Officer of Collectors Universe, Inc., a third-party grading and authentication services company. From January 1995 to September 2008, Mr.
McConnell was a Managing Director of Shamrock Capital Advisors, Inc., a privately-owned investment company of the Roy E. Disney family. Mr. McConnell served as a member of that firm’s Executive Committee. Prior to joining Shamrock in 1995, Mr. McConnell held various positions at PepsiCo (August 1994 to December 1994), Merrill Lynch (June 1993 to August 1993)
and Kidder Peabody (October 1989 to June 1991). Mr. McConnell serves on the boards of MRV
Communications, Inc., where he has served since November 2009, and Collectors Universe, Inc., where he has served since July 2007. Mr. McConnell formerly served on the boards of Ansell
Limited (October 2001 to November 2005), Nuplex Industries (December 2000 to March 2002),
Force Corporation (March 1999 to May 2000), iPass Inc.  (February 2007 to October 2008), Neo
Technology Ventures (February 1999 to June 2004), Cosmoline Limited (March 1997 to May
1999) and Port-Link International (August 2000 to November 2005). Mr. McConnell also serves on the Board of Governors of Opportunity International (August 2006 to present), the La Canada
Educational Foundation (July 2005 to June 2009) and the Finance Committee of the La Canada
Presbyterian Church (September 2008 to present). Mr. McConnell received a B.A. in economics from Harvard University and his MBA degree (with distinction—Shermet Scholar) from the
Darden School of the University of Virginia. Mr. McConnell was selected as a nominee because his experience as a chief executive officer of a public company, along with his service on the board of directors of a variety of public companies, would bring valuable leadership capability, business acumen and financial, operational and strategic expertise to the board.

Nominee

Dr. Kenneth Shubin Stein is currently a director of MRV Communications, Inc., where he has served since November 2009, as well as the founder of Spencer Capital Management, LLC, an investment management firm that serves as the investment manager of Spencer Capital
Opportunity Fund, LP and Spencer Capital Offshore Opportunity Fund, Ltd. Dr. Shubin Stein has
served as the managing member of Spencer Capital Management since its founding in December
2002. Earlier, Dr. Shubin Stein was a portfolio manager at Promethean Investment Group LLC, an investment firm, from September 2001 to December 2002, and an Orthopedic Resident at Mount
Sinai Hospital from July 2000 until August 2001. Dr. Shubin Stein served as a director on the
Board of Celebrate Express, Inc. from August 2006 to August 2008. He is a graduate of the Albert
Einstein College of Medicine and graduated from Columbia College with dual concentrations in
Premedical Studies and Political Science. Dr. Shubin Stein holds the CFA designation. Since
January 2008, Dr. Shubin Stein has been an adjunct associate professor of Finance and Economics at Columbia Business School. Dr. Shubin Stein was selected as a nominee because of his expertise in healthcare, finance and corporate governance.

By identifying the problems with current Management and
implementing effective planning and execution we have outlined in this presentation, we strongly believe our slate of board candidates will improve value for shareholders.

Summary for A Call for Change

THE CONCERNED OSTEOTECH STOCKHOLDERS STRONGLY ADVISE ALL STOCKHOLDERS OF THE COMPANY TO READ THE DEFINITIVE PROXY STATEMENT, DATED AUGUST 4, 2010, BECAUSE IT CONTAINS IMPORTANT INFORMATION, INCLUDING INFORMATION RELATING TO THE PARTICIPANTS IN THIS SOLICITATION. SUCH DEFINITIVE PROXY STATEMENT IS AVAILABLE AT NO CHARGE ON THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. IN ADDITION, THE PARTICIPANTS IN THE SOLICITATION WILL PROVIDE COPIES OF THE DEFINITIVE PROXY STATEMENT WITHOUT CHARGE UPON REQUEST. REQUESTS FOR COPIES SHOULD BE DIRECTED TO OUR PROXY SOLICITOR, OKAPI PARTNERS LLC, AT ITS TOLL-FREE NUMBER: (877) 274-8654.